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              [LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]



                        Independent Accountant's Report
                        -------------------------------

The Board of Directors
Dauphin Deposit Corporation:

We have reviewed the accompanying consolidated balance sheets of Dauphin Deposit Corporation and subsidiaries as of June 30, 1995 and 1994, and the related consolidated statements of income for the three-month and six-month periods ended June 30, 1995 and 1994, and the consolidated statements of cash flows for the six-month periods ended June 30, 1995 and 1994. These financial statements are the responsibility of Dauphin's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Dauphin Deposit Corporation and subsidiaries as of December 31, 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated January 27, 1995 we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 1994 is fairly presented, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


                                                /s/ KPMG Peat Marwick LLP
                                                    KPMG Peat Marwick LLP


July 14, 1995



                                 Exhibit 15(a)